Exhibit 10.5

AMENDED AND RESTATED CONSULTING AGREEMENT

This AMENDED AND RESTATED CONSULTING AGREEMENT (this “Agreement”), dated as of January 30, 2026 (the “Effective Date”), is entered into by and among York Space Systems Inc., a Delaware corporation (the “Company”), AE Industrial Operating Partners, LLC, a Delaware limited liability company (“AE Operating Partners”) and AE Industrial Partners, LP, a Delaware limited partnership (“AEI” and, together with AE Operating Partners, the “Consultants”). The Company and the Consultants are referred to herein as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties entered into that certain Consulting Agreement, dated as of November 10, 2022 (the “Prior Agreement”);

WHEREAS, the Consultants have been providing the Company consulting services pursuant to the terms of the Prior Agreement;

WHEREAS, the Company desires to continue receiving consulting services from the Consultants and to continue obtaining the benefit of the experience of the Consultants in business and financial management;

WHEREAS, the Consultants desire to continue providing consulting services to the Company;

WHEREAS, the fee and expense arrangements set forth in this Agreement are designed to pay the Consultants for providing such financial and management consulting services to the Company; and

WHEREAS, the Parties desire to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Parties hereby agree as follows:

1. Agreement; Term.

(a) The Company hereby retains the Consultants to perform, and the Consultants agree to render to the Company and its current and future direct and indirect subsidiaries, if any (each a “Subsidiary” and collectively, the “Subsidiaries”), on the terms herein set forth, consulting services regarding the business of the Company and the Subsidiaries and such other services relating to the Company and the Subsidiaries as may from time to time be reasonably requested by the board of directors or managers or executive officers of the Company or any Subsidiary and agreed to by the Consultants. Without limiting the generality of the foregoing, the Parties currently contemplate that these services shall include general business, financial and management consulting services and operational advice in connection with day-to-day operations.

(b) It is expressly understood and agreed that the Consultants shall devote only so much time, and shall consult with and advise the officers, directors and managers of the Company and/or any Subsidiary, only to such extent and at such times and places as may be mutually convenient to the Company and/or such Subsidiary and the Consultants. The Consultants shall be free to provide similar services to such other business enterprises or activities as the Consultants may deem fit without any limitation or restriction whatsoever.

(c) The term of this Agreement shall commence as of the Effective Date and shall continue until the earlier of (i) the second anniversary of the consummation of the initial public offering (the “Initial Public Offering”) of the equity securities of the Company, its successor or any parent entity of the Company or such successor and (ii) the date on which AEI beneficially owns, directly or indirectly, less than ten percent of the outstanding voting securities of the Company, its successor, or any parent entity of the Company or such successor (including, for the avoidance of doubt, any securities for which AEI or its Affiliates have received duly executed voting proxies); provided that the Consultants have the irrevocable right to terminate this Agreement and all outstanding obligations hereunder at any time by written notice to the Company. In the event of a termination of this Agreement, the Company will pay to the Consultants any fees that are due and owing under this Agreement as of the date of delivery of the written notice from the Consultants described above (but no other fees under this Agreement). Notwithstanding any other provisions hereof, (i) the Company’s obligation to pay amounts due with respect to periods prior to the termination hereof and (ii) the provisions of Sections 3 through 15 hereof, in each case, shall survive any termination of this Agreement unless expressly terminated by joint written agreement of the Parties specifically referencing each such provision.

(d) During the term of this Agreement, in order for the Consultants to perform the consulting services contemplated hereby, the Company will promptly (i) furnish the Consultants with such data, materials or other information regarding the business, financial condition and prospects of the Company and the Subsidiaries as the Consultants reasonably request and (ii) inform the Consultants of any material developments or matters affecting the business, financial condition and prospects of the Company or the Subsidiaries that occur. In performing its services hereunder, the Consultants shall be entitled to rely without investigation upon all data, materials or other information supplied to them by, or on behalf of, the Company and the Subsidiaries, and the Consultants shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, any of such data, materials or other information.

2. Fees and Expenses.

(a) For the services to be rendered by the Consultants hereunder, the Consultants shall be paid an annual fee (the “Annual Consulting Fee”) of $2,400,000. The Company shall pay the Annual Consulting Fee in equal quarterly installments in advance on the first business day of each calendar quarter. The Company shall pay, or cause to be paid, the Consulting Fee as follows: (i) 70% of the Consulting Fee to AEI, and (ii) 30% of the Consulting Fee to AE Operating Partners (or in such other proportions as the Consultants may from time to time notify the Company in writing).

(b) The Company shall reimburse each Consultant and/or any of their respective Affiliates (each, a “Consultant Affiliate”) from time to time at the request of any Consultant and/or any Consultant Affiliate for the cost (not to exceed, in the aggregate, $350,000 during any fiscal year without the written approval of the Chief Executive Officer of the Company) of all reasonable and documented out-of-pocket fees and expenses incurred by such Consultant and/or any Consultant Affiliate in the performance of the services hereunder and all matters related thereto. Such out-of-pocket costs shall include the costs of any service providers, attorneys, accountants, investment bankers, management, or restructuring, real estate or other consultants, or other similar agents, advisors, or representatives engaged by either of the Consultants or any Consultant Affiliate in connection with the performance of services hereunder and matters related thereto, or for the Company’s or any Subsidiary’s benefit. The aforementioned expenses will be payable promptly, but in no event more than ten business days following the date which such Consultant or any Consultant Affiliate submits to the Company an invoice for such fees and expenses (which may be more than once per month), by the Company to the Consultants and/or such Consultant Affiliate, as applicable. All such services provided by a Consultant Affiliate shall be covered by the terms hereof and the Consultants and each Consultant Affiliate shall be considered a Consultant Indemnitee (as defined below) with respect to such services provided. The Company agrees that each Consultant Affiliate shall also be a third-party beneficiary hereunder. For purposes of this Agreement, “Affiliate” of any particular entity means any other person or entity controlling, controlled by or under common control with such particular entity, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of any such entity whether through the ownership of voting securities, contract or otherwise.

3. Relationship of the Parties. The Consultants are providing services hereunder as independent contractors. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, joint employers, single employers, alter egos, partners or participants in an unincorporated business or other separate entity, nor in any manner create any employer-employee or principal-agent relationship between the Company and/or any of the Subsidiaries on the one hand, and the Consultants or any of their members, managers, agents, subcontractors, officers or employees on the other hand (notwithstanding the fact that the Company and the Consultants may have in common any officers, directors, stockholders, members, managers, employees, or other personnel).

4. Managers and Officers. Nothing in this Agreement shall be construed to relieve the directors, managers or officers of the Company or any of the Subsidiaries from the performance of their respective duties or limit the exercise of their powers in accordance with the Company’s or such Subsidiary’s, as applicable, charter, bylaws, operating agreement, other constituent documents, applicable law or otherwise. The activities of the Company and each of the Subsidiaries shall at all times be subject to the control and direction of their respective directors, managers and officers. The Consultants shall not, and shall have no authority to, control the Company or any of the Subsidiaries or the Company’s or any of the Subsidiaries’ day-to-day operations by virtue of this Agreement.

5. Limitation of Liability. Neither the Consultants nor any of their respective Affiliates, nor any of their respective past, current or future equityholders, members, managers, partners, directors, officers, employees, agents and/or controlling persons, nor any successor by operation of law (including by merger) of any such person, nor any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions (all of the foregoing, collectively, the “Consultant Indemnitees”) shall be liable to the Company or any of the Subsidiaries or Affiliates or any of the security holders or creditors of the Company or any of its Affiliates for any act, alleged act, omission or alleged omission hereunder (collectively “Liabilities”) that does not constitute willful misconduct of a Consultant Indemnitee, as determined by a final, non-appealable determination of a court of competent jurisdiction. The Consultants make no representations or warranties, express or implied, in respect of the services provided by any Consultant Indemnitee and all such representations and warranties are hereby disclaimed.

6. Indemnification; Advancement. The Company shall reimburse, defend, indemnify and hold the Consultant Indemnitees, and each of them, harmless from and against any Liabilities arising out of, related to, caused by, based upon or in connection with (a) any act or omission of, or on behalf of, the Company, any of the Subsidiaries, the Consultants or any of the Consultant Indemnitees, except to the extent proven to result directly and primarily from the willful misconduct of the person seeking indemnification, (b) any act or omission made at the direction of the Company or any of the Subsidiaries, or (c) any breach by the Company of its obligations under this Agreement (collectively, the items in (a), (b) and (c) of this Section 6, “Claims”). The Company shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against the Company, any of the Subsidiaries or any Consultant Indemnitee or in which any Consultant Indemnitee may be impleaded with others upon any Claims, or upon any matter, directly or indirectly arising out of, related to, caused by, based upon or in connection with this Agreement or the performance (or failure of performance) hereof by any Consultant Indemnitee. Reasonable and documented expenses, including attorneys’ fees, incurred by a Consultant Indemnitee entitled to be indemnified under this Section 6 who was, is or is threatened to be made subject to a Claim shall be paid by the Company in advance of the final disposition of the Claim upon receipt of an undertaking by or on behalf of such Consultant Indemnitee to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. The Company hereby acknowledges that the Consultant Indemnitees have certain rights to advancement and/or indemnification by certain Affiliates of AeroEquity GP, LLC (collectively, the “Fund Indemnitors”). The Company hereby agrees that with respect to any Claims, (i) the Company is the indemnitor of first resort (i.e., its obligations to the Consultant Indemnitees are primary and those of the Fund Indemnitors are secondary), (ii) the Company shall be liable for the full amount of payments of indemnification required by any organizational document of such entity or any agreement to which such entity is a party, and (iii) the Company irrevocably and unconditionally waives any claims against the Fund Indemnitors for contribution, subrogation, exoneration, reimbursement or any other recovery of any kind for which it is liable pursuant to any organizational document or agreement including this Agreement. The Company further agrees that no payment for indemnification by the Fund Indemnitors on behalf of any Consultant Indemnitee with respect to any Claim for which a Consultant Indemnitee has sought payment from it shall affect the foregoing, and the Fund Indemnitors, to the extent of such payment, shall be subrogated to all of the rights of recovery of such Consultant Indemnitee against it.

7. Notices. All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by electronic mail (with hard copy to follow) during a business day (or on the next business day if sent after the close of normal business hours or on any non-business day), (iii) one business day after being sent by reputable overnight express courier (charges prepaid) or (iv) three business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the Parties shall be sent to the addresses indicated below:

If to the Company:

York Space Systems Inc.

6060 S Willow Drive

Greenwood Village, CO 80111

Attention:  Dirk Wallinger

Email:   ****

with a mandatory copy (which shall not constitute notice to the Company) to:

AE Industrial Operating Partners, LLC

c/o AE Industrial Partners, LP

6700 Broken Sound Parkway NW

Boca Raton, FL 33487

Attention:  Kirk Konert and Tyler Letarte

Email:   **** and ****

and

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention:  Robert M. Hayward, P.C., Kevin M. Frank and Ashley Sinclair

Email:   ****

   ****

   ****

If to the Consultants:

AE Industrial Partners, LP

AE Industrial Operating Partners, LLC

6700 Broken Sound Parkway NW

Boca Raton, FL 33487

Attention:  Kirk Konert and Tyler Letarte

Email:   **** and ****

with a mandatory copy (which shall not constitute notice to the Consultant) to:

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention:  Robert M. Hayward, P.C., Kevin M. Frank and Ashley Sinclair

Email:   ****

   ****

   ****

8. Assignment; Successors and Assigns. This Agreement and the rights, duties and obligations of the Company and the Subsidiaries hereunder may not be assigned or delegated by the Company or any Subsidiary without the prior written consent of the Consultants. All covenants, promises and agreements by or on behalf of the Parties contained in this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, legal representatives, successors and permitted assigns.

9. Amendments. The Prior Agreement is hereby amended and restated in its entirety by this Agreement, provided that for the avoidance of doubt, references to this Agreement include (with respect to periods prior to the date hereof) the Prior Agreement. No modification, amendment or supplement of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Parties. No waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the waiving Party.

10. Applicable Law; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law or choice of law that would compel the application of the substantive laws of any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11. Section Headings. The headings of each section are contained herein for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

12. Entire Agreement. This Agreement sets forth the entire agreement of the Parties with regard to the subject matter hereof and supersedes and replaces all prior agreements, understandings and representations, oral or written, with regard to such matters.

13. Severability. If any provision of this Agreement or application thereof under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

14. Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

15. Outside Activities. The Company hereby acknowledges that one or more of the Consultant Indemnitees have had, and from time to time may have, outside activities or interests that conflict or may conflict with the best interests of the Company, any Subsidiary or any of their Affiliates (collectively, “Outside Activities”), including, without limitation, investment opportunities or investments in, ownership of, or participation in entities that are or could be complementary to, or competitive with, the Company, any Subsidiary or any of their Affiliates or for which the Company or its Subsidiaries or Affiliates could have an expectancy, interest or desire to engage. The Company hereby approves and consents to all such Outside Activities, and no Consultant Indemnitee shall be liable to the Company, any Subsidiary or any of their Affiliates for breach of any duty (contractual or otherwise), including without limitation any fiduciary duties, by reason of any such activities or of such person’s participation therein. No Consultant Indemnitee shall have any duty to communicate or offer any opportunity or the existence of any Outside Activities to the Company, its Subsidiaries or its Affiliates, and no Consultant Indemnitee shall have any duty to refrain therefrom (directly, indirectly or through any assignee or transferee). In the event that any Consultant Indemnitee acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company, any Subsidiary or any of their Affiliates, on the one hand, and any Consultant Indemnitee, on the other hand, no Consultant Indemnitee shall have any duty (contractual or otherwise), including without limitation any fiduciary duties, to communicate, present or offer such corporate opportunity to the Company or such Subsidiary or Affiliates and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or such Subsidiary or Affiliates for breach of any duty (contractual or otherwise), including, without limitation any fiduciary duties, by reason of the fact that any Consultant Indemnitee directly or indirectly pursued or acquired such opportunity for itself, directed such opportunity to another person, or did not present or communicate such opportunity to the Company or such Subsidiary or Affiliates, even though such corporate opportunity may be of a character that, if presented to the Company or such Subsidiary or Affiliates, could be taken by the Company or such Subsidiary or Affiliates, as applicable. The Company and each Subsidiary hereby renounce any interest, right, or expectancy in, or in being offered an opportunity to participate in, any such opportunity not offered to them by any Consultant Indemnitee to the fullest extent permitted by law, including pursuant to Section 122(17) of the General Corporation Law of the State of Delaware.

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IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the date first written above.

AE INDUSTRIAL PARTNERS, LP

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

AE INDUSTRIAL OPERATING PARTNERS, LLC

By:	AE Industrial Partners, LP
Its:	Managing Member

By:	AeroEquity GP, LLC
Its:	General Partner

By:	/s/ Michael Greene
Name:	Michael Greene
Title:	Authorized Signatory

Signature Page to Amended and Restated Consulting Agreement

YORK SPACE SYSTEMS INC.

By:	/s/ Dirk Wallinger
Name:	Dirk Wallinger
Title:	Chief Executive Officer

Signature Page to Amended and Restated Consulting Agreement